UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2011
HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 480-8300
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 21, 2011, at the 2011 Annual Meeting of Shareholders of Huntington Bancshares Incorporated (Huntington), Huntington’s shareholders approved the Management Incentive Plan for Covered Officers, an annual cash incentive compensation plan, as amended and restated effective for plan years beginning on or after January 1, 2011 subject to approval by the shareholders (MIP). Shareholder approval was obtained in order to qualify certain awards as deductible for federal income tax purposes as “performance-based compensation” under Internal Revenue Code Section 162(m). Participants in the MIP are the chief executive officer and those other officers whose compensation is anticipated by the Compensation Committee of Huntington’s board of directors as potentially exceeding the limit under Code Section 162(m). Awards under the MIP will be based solely upon the achievement of one or more objective performance goals based on qualifying performance criteria as set forth in the MIP and selected by the Compensation Committee. The maximum award payable to a participant for any plan year will not exceed $5,000,000. The qualifying performance criteria and details of the MIP are set forth in Huntington’s definitive Proxy Statement filed on March 9, 2011 (Proxy Statement).
Also at the 2011 Annual Meeting of Shareholders held on April 21, 2011, Huntington’s shareholders approved the Supplemental Stock Purchase and Tax Savings Plan and Trust (Supplemental Plan) a nonqualified deferred compensation plan that was originally adopted effective March 1, 1989. The Supplemental Plan provides a supplemental savings program for policy-making employees, as designated by the Compensation Committee, whose contributions to Huntington’s broad-based tax qualified 401(k) plan are limited due provisions of the Internal Revenue Code. The intent of the Supplemental Plan is that contributions, both employee contributions made by participating employees and employer matching contributions made by Huntington, be invested in the company’s common stock. Huntington’s board of directors authorized an additional 500,000 shares of common stock for the Supplemental Plan on February 16, 2011 and asked shareholders to approve the Supplemental Plan so that employer matching contributions as well as employee contributions may be invested in the additional shares of common stock. The Supplemental Plan is described in greater detail in the Proxy Statement.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 21, 2011, Huntington’s shareholders voted on six proposals at the 2011 Annual Meeting of Shareholders as further described in the Proxy Statement. The final voting results are reported below.

			Against/		Broker
		For	Withheld	Abstentions	Non-Votes

1.	Election of fourteen directors to serve a one-year term expiring at the 2012 annual meeting:
	Don M. Casto III	574,416,684	27,366,084	479	157,117,015
	Ann (“Tanny”) B. Crane	595,208,486	6,574,282	479	157,117,015
	Steven G. Elliott	594,901,544	6,881,224	479	157,117,015
	Michael J. Endres	591,276,467	10,506,301	479	157,117,015
	John B. Gerlach, Jr.	575,120,942	26,661,827	479	157,117,015
	D. James Hilliker	593,633,229	8,149,539	479	157,117,015
	David P. Lauer	594,999,804	6,782,964	479	157,117,015
	Jonathan A. Levy	594,977,134	6,805,634	479	157,117,015
	Gerard P. Mastroianni	594,009,198	7,773,570	479	157,117,015
	Richard W. Neu	595,307,533	6,475,235	479	157,117,015
	David L. Porteous	579,044,964	22,737,804	479	157,117,015
	Kathleen H. Ransier	578,245,430	23,537,338	479	157,117,015
	William R. Robertson	578,805,590	22,977,179	479	157,117,015
	Stephen D. Steinour	577,728,619	24,054,150	479	157,117,015

				Against/		Broker
			For	Withheld	Abstentions	Non-Votes
2.	Approval of the Management Incentive Plan for Covered Officers.		569,599,328	28,774,886	3,409,033	157,117,015

3.	Approval of the Supplemental Stock Purchase and Tax Savings Plan and Trust.		581,569,834	17,005,893	3,207,520	157,117,015

4.	Ratification of the appointment of Deloitte & Touche LLP as independent auditors for Huntington for 2011.		750,327,552	5,982,930	2,589,780

5.	A resolution to approve, on an advisory, non-binding basis, the compensation of executives as disclosed in the Proxy Statement.		554,588,770	43,360,978	3,833,500	157,117,015

		1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

6.	An advisory, non-binding recommendation on the frequency of future advisory votes on executive compensation.	425,258,120	6,954,204	163,120,244	6,450,679	157,117,015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED
Date: April 27, 2011	By:	/s/ Richard A Cheap
Richard A. Cheap,
Executive Vice President and Secretary